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                      Telecommunications Services Agreement

THIS AGREEMENT is made this 15th day of October,1998

BETWEEN: TELTRAN INTERNATIONAL, INC. a Delaware Corporation with its principal offices at One Penn Plaza, Suite 4632, New York, NY 10119 ("Teltran").

AND: OZEMAIL INTERLINE PTY LIMITED (ACN 078 742 891) ("Customer") with its principal offices at OzEmail Centre, 39 Herbert Street, St Leonards NSW 2065.

Introduction

Customer desires to purchase telecommunications services from Teltran and Teltran desires to sell such services to Customer.

Agreement

1.       Services Provided

1.1 In accordance with the terms and conditions of this Agreement, Teltran shall provide carrier telecommunication services as set out in Schedule A (the "Services") to Customer.

1.2 Services to be provided shall be limited to those countries set out in Schedule B unless otherwise agreed. Teltran shall have the right to change the countries set out in Schedule B upon seven (7) days written notice to Customer ("Change of Country Notice".)

2.       Term

2.1 Subject to clause 6, this Agreement shall be deem to have commenced on the date above which shall be the same as the commencement date for the USA Interconnectivity and Support Agreement and the USA Intellectual Property License Agreement signed between the Parties (the "Commencement Date") and continue for a period of twenty four (24) months. This Agreement shall be independent of the other Agreements mentioned in this section but all three will begin on the same date and run concurrently until such time that they are terminated in accordance with the provisions contained in each.

2.2 Subject to clause 6, this Agreement shall thereafter continue on the same terms and conditions, on a month to month basis unless either party notifies the other party in writing not less than sixty (60) days prior to the expiration date of its desire to terminate this Agreement.

3.       Commitment

3.1 Customer agrees to use and accept the Services at the rates set out in Schedule B.

3.2 Teltran shall have the right to change the rates set out in Schedule B upon seven (7) days written notice to Customer ("Change of Rate Notice".)

3.3 This Agreement is not contingent on any minimum traffic volumes. Without limitation, Customer reserves the right, at its absolute discretion, to reduce or suspend traffic to any country or countries to which Teltran supplies the Services.


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4.       Technical Requirements

4.1 In order to utilise the Services, a connection between Customer's network and the Teltran network at the Teltran point of presence facility set out in Schedule A ("Teltran POP") has been established ("Service Interconnection"). Teltran shall maintain the Service Interconnection facilities set out in Schedule A, as modified by Customer from time to time subject to Teltran approval. Such approval shall not be withheld to the extent that the modification does not result in the facilities comprising equipment other than Voice Interface Nodes (VIN's) and/or DS-1 facilities.

4.2 To the extent that the Service Interconnection facilities referred to in clause 4.1 are housed at the Teltran POP, Teltran shall:

         (a) allow Customer or third parties authorised by Customer access to the Teltran POP for the purposes of maintaining, modifying or updating the Service Interconnection facilities; and

         (b) use reasonable endeavours, being no less than the efforts used in respect of its equipment at the Teltran POP, to maintain a secure environment and appropriate conditions for the operation of the Service Interconnection (including the Service Interconnection facilities).

4.3 Save for the cost of provision and maintenance of the Service Interconnection facilities referred to in clause 4.1, the fees payable under clause 5.1 and Taxes payable under clause 10, Customer shall have no other liability to Teltran whatsoever (including the reimbursement of any costs or expenses incurred by Teltran) in relation to the provision of the Services. Without limitation, Teltran shall not incur any costs or expenses on Customer's behalf, nor enter into any third party agreements or arrangements which places obligations on Customer, without the prior written consent of Customer.

4.4 Teltran shall pay all applicable settlements with overseas correspondents and payments under any intercarrier arrangement related to the Services provided to Customer under this Agreement.

5.       Billing

5.1 Customer shall pay Teltran for Services provided in accordance with the rates set out in Schedule B on the basis that billable calls will be rounded to the next higher six seconds with a minimum billing period of thirty seconds, except where rates are listed on Schedule B based upon one minute billing periods (as shown in that Schedule) in which case the length of the billable call will be rounded to the next higher one minute interval.

5.2 Teltran shall deliver via facsimile or email transmission to Customer a summary invoice and traffic report with Call Detail Records (CDR's) to the Customer for


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         each calendar week, which invoice and report shall set forth the actual amount and cost of services rendered to Customer during the immediately preceding week according to Teltran's records.

5.3 Such invoice may also contain any appropriate debits or credits to previous invoices rendered to Customer. Upon receipt of the invoice the Customer shall, within two (2) business days of the date of the invoice, deliver the invoice amount (to the extent that it is not disputed) without any deductions or offsets of any kind via wire transfer for deposit in Teltran's account.

5.4 Any billing discrepancies shall be presented to Teltran in reasonable detail in writing within 30 days of the date of the invoice in question. If Teltran fails to reply in writing regarding the billing discrepancy within 30 days, the disputed amount shall be deemed valid and accepted by Teltran. Both parties shall endeavour to resolve all disputes within 60 days.

5.5 Both parties agree to act in good faith to resolve billing disputes between each other. If within sixty (60) days a dispute is not resolved, both parties agree to immediately resolve disputes with binding arbitration with respect to any and all proceedings. Any such proceeding shall be pursuant to the rules of the American Arbitration Association as they are applicable to the immediate resolution of disputes brought forward. A single arbitrator, who must be knowledgeable in the telecommunications industry, will be utilised in any proceedings. The arbitrator shall be empowered to promptly adjudicate and determine each proceeding in law and/or in equity, and must determine who the prevailing Party is within ten (10) days after the matter has been referred to arbitration under this clause. Judgment upon the reward will be final and may be entered in any Federal or State Court, in the State of New York, having jurisdiction over the relevant Party. Both Parties agree to immediately comply with the judgment having been entered and/or confirmed.

5.6 If Customer does not make payments due in respect of invoices rendered in accordance with this clause 5 by the due date on a regular basis (save where the amount rendered is in dispute),

         Teltran may request Customer to provide a Letter of Credit for an amount not to exceed the average invoice amount during the previous month.

         For the purposes of this clause, Customer shall be deemed not to have made payment on a regular basis where it is late in making payment of:

         (a)      3 consecutive invoices; or

         (b)      3 invoices in any eight week period.

5.7 Teltran may offset against the Letter of Credit any amounts due under this Agreement (save to the extent that they are in dispute) that are unpaid ten (10)


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         business days from the due date unless express agreement has been reached by the parties.

6.       Termination

6.1 Either Party may terminate this Agreement and suspend the performance of any of its obligations hereunder if:

         (a) The other Party fails to perform or observe any material term, condition or agreement to be performed or observed by it hereunder and fails to cure the same within thirty (30) days after receipt of written notice hereof;

         (b) It has terminated either or both of the USA Interconnectivity and Support Agreement and the USA Intellectual Property License Agreement of even date;

         (c) The other Party ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing to its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganisation, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or it or its shareholders shall take any action looking to its dissolution or liquidation; or

         (d) A petition in bankruptcy is filed against the other Party and is not dismissed within sixty (60) days of being filed or, without the Party's consent or acquiescence, a trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties is appointed and such appointment is not vacated within thirty (30) days thereafter.

6.2 Customer may terminate this Agreement by giving written notice to Teltran sixty (60) days prior to Customer's desired termination date.

6.3 Teltran may terminate this Agreement by giving written notice to Customer sixty (60) days prior to its intention to do so.

6.4      Upon termination:

         (a) Customer will be billed for and shall pay within fourteen (14) days after such Termination the total outstanding charges due; and

         (b) Teltran shall have the right to offset against the Letter of Credit (if any) any amount not paid under clause 6.4(a) (unless in dispute) and shall cancel the Letter of Credit and return it to Customer within 30 days of termination.


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7.       Representations of Parties

7.1 Each party shall comply at all times with all laws and regulations applicable to the sale and provision of Services to its users and end-users.

8.       Disclaimer of Warranties

8.1 Save to the extent obligations are specifically imposed on it by this Agreement, Teltran (including its subsidiaries, affiliates, predecessors, successors and assigns) makes no warranties, express or implied, and specifically disclaims any warranty of merchantability or fitness for a particular purpose with respect to services or products provided pursuant to this Agreement.

8.2 In no event shall either Party be liable for consequential, special or indirect damages or lost profits sustained by reason of its performance of this Agreement, or for any failure, breakdown, or interruption of service, whatever shall be the cause, or however long it shall last, and regardless of whether any one has been advised of the possibility of such damages.

8.3 Regardless of the nature of any claim or the form of any action which may be brought against Teltran as a result of or arising out of any errors or omissions which Teltran may make or may result in providing the Services for Customer, Teltran's sole liability and obligation to Customer, except in the case of claims arising out of intentional and wrongful acts of Teltran, shall be to use commercially reasonable efforts to investigate and, to the extent reasonably practicable and within the reasonable control of Teltran, correct the circumstances that caused such errors. Teltran shall not be liable for any loss or damages sustained by reason of any failure or interruption of Services covered by this Agreement, nor shall Teltran provide Customer with any credits to be applied against future amounts due, whether such loss or damage arises because of breakdown of equipment or because of any other reason except where caused by intentional and wrongful acts of Teltran. Teltran's liability hereunder shall under no circumstances be greater than the amount of fees paid by Customer for the Services with respect to which the error or omission occurred.

8.4 Except as provided for herein, neither Party shall have liability for damages caused by the other Party's failure to perform its responsibilities under this Agreement.

8.5 The limitations of liability herein shall apply regardless of the form of action, whether in contract, tort, warranty, strict liability, or negligence. This Agreement does not create any claim or right of action, nor is it intended to confer any benefit on any third party, including but not limited to any user or end-user of Customer.

8.6 The limitations set forth in this clause 8 shall survive termination of this Agreement.

9.       Indemnity


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9.1      A Party (the indemnifying Party) shall indemnify and hold harmless the other Party (the indemnified Party), its officers, directors, employees and agents, against and from any liability, loss, damage, cost and expense (including attorneys' fees and costs of litigation) arising out of or in connection with any claim or action which any person or entity (other than the other Party) may file or threaten to file against either party or its officers, directors, employees or agents arising from the actions or agreements of such indemnifying party or from a breach of this Agreement by the indemnifying Party. The indemnification provided herein shall survive the termination of this Agreement and the termination of any Service provided pursuant to this Agreement. Notwithstanding any other provision of this Agreement, the officers, directors, employees and agents of either Party shall have no liability to the other Party, or any affiliate of the other Party, under this Agreement or in connection with the Services to be provided hereunder. A Party shall have no obligation of indemnity in any particular circumstance if pursuant to the terms of the Agreement such Party has no direct liability or its liability is limited in such circumstances. For example, pursuant to Clause 8.3 (save to the extent stated in that clause), Teltran shall have no obligation to Customer for any interruption in Services and consequently has no indemnity obligation to Customer arising from such interruption.

10.      Taxes

10.1 The rates set forth in Attachment B are exclusive of any applicable taxes assessed by any governmental entity arising as a result of the provision of Services by Teltran to Customer under this Agreement (collectively, the "Taxes") which shall be charged to Customer.

10.2 In addition to all other fees and amounts payable hereunder, Customer shall be solely responsible for the payment of any and all Taxes save to the extent it provides Teltran with appropriate tax exemption documentation or is otherwise exempt from the requirements to pay the Taxes.

10.3 Customer shall be responsible for the collection of all applicable taxes and fees from Customer's customers ("End Users") and for the remittance of such taxes and fees to the relevant governmental authority.

11.      Interfacing and Communication with End-Users

11.1 Interfacing and communicating with end-users shall be the sole responsibility of Customer with respect to any use that Customer may make of the Services provided pursuant to this Agreement to in turn provide service to other persons or entities. Such interfacing and communicating shall include without limitation installation of service, termination of service, placing of orders, billing and billing inquiries, reporting of service outages and problems, collection of charges and handling and resolution of all disputes.

12.      Customer's Use of Service


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12.1     Customer may use the Services provided pursuant to this Agreement for any lawful purpose consistent with the transmission and switching parameters of its telecommunications network, and may resell its use (or the use of any part thereof) to a third party in the normal course of the Customer's business, subject to the following:

         (a) Abuse - The abuse of the Services is prohibited. The following activities constitute abuse:

                  (1) Using the Services to make calls that might reasonably be expected to frighten, abuse, torment, or harass another, or

                  (2) Using Service in such a way that it interferes unreasonably with the use of Services or Teltran's network by others.

         (b) Fraudulent Use - The fraudulent use of, or the intended or attempted fraudulent use of, the Services is prohibited. The following activities constitute fraudulent use:

                  (1) Using Services to transmit any message or code, locate a person, or otherwise give or obtain information, without payment for Service, or

                  (2) Using or attempting to use Service with the intent to avoid the payment, either in whole or in part, of any charges by any means or device.

12.2 Where Teltran believes in good faith that there is fraudulent use of Services under clause 12.1(b), Teltran may, after written notice to the Customer and if such conduct is not rectified within a reasonable period after receipt of such notice, and without liability on the part of Teltran, restrict, suspend, or discontinue providing the relevant Service.

13.      Confidentiality

13.1 Both parties shall mark as confidential all information provided by each party to the other, which is considered by the disclosing party to be confidential information. The party receiving such confidential information shall not

         (a) use any portion of such confidential information other than in connection with performance under this Agreement; or

         (b) disclose such confidential information to any third party, except to the extent required by law, to a government agency or department or to enforce its rights under this Agreement.

13.2 The obligations to protect confidential information under clause 13.1 shall remain in effect except to the extent that:

         (a) such confidential information becomes generally available to the public; and


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                  (b)      such confidential information was developed by the
                           receiving party independently of disclosure hereunder.

14.      Assignment

14.1 Neither party may assign this Agreement in whole or in part without the prior written consent of the other party which shall not be unreasonably withheld or delayed.

14.2 Clause 14.1 shall not restrict Customer's ability to resell the Services.

15.      Independent Parties

15.1 The relationship established by the Agreement shall in no way constitute either party (or its agents or employees) as a partner, agent or fiduciary of the other party. The provision of service described in this Agreement does not establish any joint undertaking, joint venture or fiduciary relationship between Teltran and Customer.

16.      Force Majeure

16.1 Neither party nor its affiliates, subsidiaries, subcontractors or agents shall be liable in any way for delay, failure in performance, loss or damage due to causes beyond its reasonable control including any of the following: fire, strike, embargo, explosion, power blackout, earthquake, volcanic action, flood, war, water, the elements, labour disputes, civil or military authority, act of God, or acts of the public enemy.

17.      Severability

17.1 If any proportion of this Agreement shall be found to be invalid or unenforceable, such portion shall be void and of no effect, but the remainder of the agreement shall continue in full force unless the Agreement fails in its essential purpose without the voided portion.

18.      Notices

18.1 All notice, identifications, formal requests or other formal communications required or desired to be given in connection with this agreement, shall be in writing and shall be effective when delivered in person, mailed by registered or certified post of sent by telex or facsimile ("fax") to the recipient party, unless the parties otherwise agree in writing. Notice shall be addressed to the following

         (a)      If to Teltran:

                             Mr Peter Biagioli
                             Teltran International, Inc.
                             One Penn Plaza, Suite  4632


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                             New York  NY 10119

         (b)      If to Customer:

                             Mr Andrew Cowling
                             OzEmail Interline Pty Limited
                             Level 1, CSC House
                             39 Herbert Street
                             St Leonards  NSW  2065

19.      Compliance with Laws

19.1 Each party is responsible for its own compliance with all laws and regulations affecting its business, including but not limited to the collection and remittance of all taxes and other levies imposed by law.

20.      Choice of Law

20.1 The domestic law of the State of New York, except its conflict-of-law rules, shall govern the construction, interpretation and performance of the Agreement.

21.      Jurisdiction

21.1 Each party hereby irrevocably consents to the jurisdiction of the courts of the State of New York in connection with all disputes, controversies, claims and actions arising in connection with or relating to this Agreement and agrees that such courts shall be sole and exclusive jurisdiction of such disputes, controversies, claims and action. Each party hereby waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to such party at the address for notice pursuant to Clause 18 above.

Executed as an Agreement

TELTRAN INTERNATIONAL, INC.

By: /s/ Byron R. Lerner
    ---------------------------
    Byron R Lerner
    President & CEO

Date:10/15/98

OZEMAIL INTERLINE PTY LIMITED

By: /s/ J.B. Rousselot
    ---------------------------
    J.B. Rousselot
    CEO

Date:10/19/98